Exhibit 99.1
Hayes Lemmerz to participate in Morgan Stanley Global Automotive Conference
Northville, Mich. — March 17, 2008 — Hayes Lemmerz International, Inc. (Nasdaq: HAYZ) announced today that it will participate in the Morgan Stanley Global Automotive Conference at the Crowne Plaza Times Square Manhattan in New York, N.Y., on Wednesday, March 19, 2008, beginning at 1:15 p.m., ET. President, Chief Executive Officer and Chairman of the Board Curtis Clawson and Executive Vice President and Chief Financial Officer James Yost will present for Hayes Lemmerz.
A copy of the Company’s presentation will be available on March 19, at http://www.hayes-lemmerz.com/Investor_Relations.html under the “Most Recent Investor Presentation” tab.
Hayes Lemmerz International, Inc. is a world leading global supplier of automotive and commercial highway wheels and powertrain components. The Company has 24 facilities and over 7,000 employees worldwide.
Contact:
Marika P. Diamond
Hayes Lemmerz International, Inc.
(734) 737-5162